Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                  KNOBIAS, INC.

                         8% CONVERTIBLE PROMISSORY NOTE

$75,000.00                                                        April 22, 2005
                                                          Ridgeland, Mississippi

      FOR VALUE RECEIVED, Knobias, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Bridges & PIPES, LLC, a Delaware limited liability company (the "Holder"), the principal sum of SEVENTY FIVE THOUSAND and NO/100 DOLLARS ($75,000.00), together with interest thereon from the date hereof on the unpaid balance of such principal amount. Interest shall accrue and be deemed to have accrued from the date hereof on the unpaid principal amount at a rate equal to eight percent (8%) per annum.

      This Note is subject to the following terms and conditions.

      1. Maturity. This Note will automatically mature and be due and payable in full on the first to occur of (a) the completion of additional financing in which the Company realizes at least $1,500,000 in gross proceeds, or (b) that date which is four (4) months immediately following the date of this Note.

      Anything contained herein to the contrary notwithstanding, all unpaid principal sum(s) of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable in full without notice, demand, presentment, protest or other formalities of any kind (all of which are hereby expressly waived by the Company) upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of sixty (60) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

      2. Payment and Interest. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum, payable, upon Maturity pursuant to Section 1 hereof, in cash.

      3. Default. Failure to make any payment, whether of principal or interest, after such amount becomes due shall constitute a default ("Event of Default") by the Company. If an Event of Default shall occur, then, notwithstanding any other agreement now or hereafter existing, all principal and interest on this Note shall become immediately due and payable without notice, presentation, demand for payment or protest, all of which are hereby expressly waived. The Company covenants and agrees to advise the Holder, in writing, of the happening or occurrence of any Event of Default.

      4. Conversion.

            (a) Voluntary Conversion. At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A ("Notice of Conversion"), specifying therein the principal amount of the Note to be converted and the date on which such conversion is to be effected ("Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Note to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within three (3) Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. However, at the Company's request, the Holder shall surrender the Note to the Company within five (5) Trading Days following such request so that a new Note reflecting the correct principal amount may be issued to Holder.

            (b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.60 per share of Common Stock.

            (c) Conversion Limitations; Holder's Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this
Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(c) may be waived by the Holder upon, at the election of the Holder, not less than sixty-one (61) days prior notice to the Company, and the provisions of this
Section 4(c) shall continue to apply until such sixty-first (61st) day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

            (d) Mechanics of Conversion.

                  (i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

                  (ii) Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates representing the shares issuable upon conversion of this Note, which shall contain all necessary restrictive legends and trading restrictions as required by applicable law, representing the number of shares of Common Stock being acquired upon the conversion of the Note and (B) a bank check in the amount of accrued and unpaid interest. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (iii) Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Notes tendered for conversion.

                  (iv) Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day after five (5) Trading Days after such damages begin to accrue) for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. The Company's obligations to issue and deliver the shares issuable upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such shares issuable upon conversion; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue the shares issuable upon conversion of this Note or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver shares issuable upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  (v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the shares issuable upon conversion which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Notes with respect to which the actual sale price of the shares issuable upon conversion at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

                  (vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of the Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (vii) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but shall issue in lieu of the final fraction of a share, one whole share of Common Stock.

                  (viii) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      5. Representations and Warranties of the Holder. Holder hereby represents and warrants to the Company as of the date hereof that the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby have been approved by all requisite action of the Holder.

      6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof that:

            (a) this Note has been duly and validly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

            (b) the Company has all necessary power and authority to enter into this Note and to consummate the transactions contemplated hereby, and the execution and delivery and performance of this Note and the consummation of the transactions contemplated hereby have been approved by all requisite action of the Company.

      7. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, accompanied by an opinion of counsel in a form satisfactory to the Company that registration of the Note is not required under the Securities Act of 1933. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

      8. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of laws. The parties hereto further agree and acknowledge that any dispute or controversy arising out of or in any manner whatsoever relating to this Note shall be brought in the courts of the state of New York or the United States of America for the Southern District of New York located in the State of New York, and by execution and delivery of this Note hereby (i) accepts the jurisdiction of the aforesaid courts; (ii) irrevocably agrees to be bound by a judgment of any such court with respect to this Note; and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to this Note brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      9. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Fed Ex or UPS), or four
(4) business days after being deposited in the U. S. Mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified.

      10. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, the Holder and each transferee of the Note.

      11. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay, in addition to principal and interest due and payable hereon, all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

      12. Presentment. The Company waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance and performance of this Note. No delay by the Holder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder otherwise; and, subject to the other provisions of this Note respecting waivers, no waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

      13. Entire Agreement. This Note constitutes the entire understanding of the parties with respect to the transactions contemplated hereby, and supersedes all previous agreements and understandings, whether written or oral.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed on the date first set forth above.

                                             COMPANY:

                                             KNOBIAS, INC.


                                             /s/ E. KEY RAMSEY
                                             -----------------------------------
                                             E. Key Ramsey, President